Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned Directors of EuroSite Power Inc. (the “Company”), acting singly, hereby constitutes and appoints Elias Samaras, John H. Chu, C. Russel Hansen, Jr. and Max Riffin,, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required:

(1)   To enable the Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any rules, regulations or requirements of the Commission in respect thereof, in connection with the removal from registration under Registration Statement on Form S-3 (Registration No. 333-186799) dated February 22, 2013 registering 1,872,525 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) under the 1933 Act of any shares of Common Stock which remain unsold at the termination of the offering or otherwise including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any post-effective amendment to registration statement on Form S-3, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares, or any of them, to any and all other post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and

(2)   To enable the Company to comply with the 1933 Act, and any rules, regulations or requirements of the Commission in respect thereof, in connection with the removal from registration under Registration Statement on Form S-8 (Registration No. 333-179002) dated January 13. 2012 registering 4,500,000 shares of Common Stock under the 1933 Act of any shares of Common Stock which remain unsold at the termination of the offering or otherwise including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any post-effective amendment to registration statement on Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares, or any of them, to any and all post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and

(3)   granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

The execution of this power of attorney does not revoke any prior powers of attorney and shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each attorney-in-fact.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 27th day of December 2016.

/s/ Jacques de Saussure	/s/ Elias Samaras
Jacques de Saussure	Elias Samaras

/s/ Marcel Cassard	/s/ Ahmed F. Ghoniem
Marcel Cassard	Ahmed F. Ghoniem

/s/ Joan Giacinti	/s/ Stelios Zavvos
Joan Giacinti	Stelios Zavvos